SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-12

MTS SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 23, 2004

Dear MTS Shareholder:

        On behalf of the Board of Directors, you are invited to attend the Company’s Annual Meeting of Shareholders. The meeting will be held on Tuesday, January 25, 2005 at 5:00 p.m. at the Company’s headquarters in Eden Prairie, Minnesota.

        We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. Last year, 93% of the shares were voted and we thank our shareholders for that response. Please help us by taking a few minutes to complete and mail the enclosed proxy card so it is received prior to the meeting on January 25, 2005. Your proxy should be mailed even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is appreciated.

Very truly yours,

Sidney W. Emery, Jr.
Chairman and Chief Executive Officer

1

MTS SYSTEMS CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 25, 2005

        The Annual Meeting of Shareholders of MTS Systems Corporation (the “Company”) will be held on Tuesday, January 25, 2005 at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 5:00 p.m., Central Standard Time, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected;
2.	To ratify the appointment of the Company’s independent registered public accounting firm for the Company for the current fiscal year;
3.	To adopt and approve the MTS Systems Corporation Executive Variable Compensation Plan; and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has set the close of business on November 29, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

For the Board of Directors,

John R. Houston
Secretary

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 23, 2004

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A postage-paid envelope is enclosed for this purpose. The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

MTS SYSTEMS CORPORATION

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, January 25, 2005 (the “Annual Meeting”) at 5:00 p.m., Central Standard Time, at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, or any adjournments or postponements thereof.

        The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to shareholders. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company’s principal office is located at 14000 Technology Drive, Eden Prairie, Minnesota 55344 and its telephone number is (952) 937-4000.

        The Company intends to mail this Proxy Statement and the accompanying proxy card on or about December 23, 2004 to all holders of the Common Stock of the Company as of the record date of November 29, 2004 who are entitled to vote at the Annual Meeting.

        Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors in this Proxy Statement.

        Each item of business presented at this Annual Meeting of Shareholders must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as not voted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        The Company has outstanding only one class of stock, $.25 par value common stock (the “Common Stock”), of which 19,840,595 shares were issued and outstanding on November 29, 2004. Each share is entitled to one vote on all matters presented to shareholders.

        Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

        Only shareholders of record at the close of business on November 29, 2004 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth, as of the close of business on November 29, 2004, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent of the Common Stock of the Company, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Mairs and Power, Inc. 332 Minnesota Street, Suite W-1520 Saint Paul, MN 55101	1,716,464	(1)	8.7%
Barclays Global Investors, NA	1,593,318	(2)	8.1%
Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105
Putnam Investment Management, LLC	1,055,092	(3)	5.4%
The Putnam Advisory Company, LLC One Post Office Square Boston, MA 02109
Sidney W. Emery, Jr.	271,709	(4)(5)	1.4%
Dugald K. Campbell	8,000	(4)	*
Jean-Lou Chameau	7,000		*
Merlin E. Dewing	17,000	(4)	*
Brendan C. Hegarty	13,000	(4)	*
Barb J. Samardzich	15,000	(4)	*
Linda Hall Whitman	25,350	(4)	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Laura B. Hamilton	38,257	(4)	*
Joachim Hellwig	24,166	(4)	*
Susan E. Knight	53,333	(4)(6)	*
Douglas E. Marinaro	8,334	(4)	*
All directors and executive officers as a group (12 persons)	521,156	(4)	2.6%

*	Less than 1%.
(1)	According to the Schedule 13F filed on November 17, 2004 with the Securities and Exchange Commission (the “SEC”), Mairs and Power, Inc. has reported that as of September 30, 2004, it has sole voting power and sole investment power over 1,716,464 shares.
(2)	According to the Schedule 13F filed on November 12, 2004 with the SEC, Barclays Global Investors, NA has reported that as of June 30, 2004, it has sole voting power over 1,306,518 shares, no voting power over 56,042 shares and sole investment power over 1,362,560 shares. Barclays Global Fund Advisors has reported that as of June 30, 2004, it has sole voting power and sole investment power over 230,758 shares.
(3)	According to the Schedule 13F filed on November 16, 2004 with the SEC, Putnam Investment Management, LLC has reported that as of June 30, 2004, it has no voting power over 621,987 shares and shared investment power over 621,987 shares. The Putnam Advisory Company, LLC has reported that as of June 30, 2004, it has sole voting power over 241,405 shares, no voting power over 191,700 shares and shared investment power over 433,105 shares.
(4)	Includes the following number of shares which could be purchased under stock options exercisable within 60 days of November 29, 2004: Mr. Emery, 122,001 shares; Mr. Campbell, 8,000 shares; Mr. Dewing, 16,000 shares; Dr. Hegarty, 8,000 shares; Ms. Samardzich, 14,000 shares; Dr. Whitman, 20,000 shares; Ms. Hamilton, 29,246 shares; Mr. Hellwig, 22,966 shares; Ms. Knight, 37,333 shares; Mr. Marinaro, 8,334 shares; and by all directors and executive officers as a group, 317,414 shares.
(5)	Includes 121,503 shares owned by the Sidney W. Emery, Jr. and Vicki Lee Emery Revocable Trust, of which Mr. and Mrs. Emery are co-trustees. Voting and investment power over those shares are shared accordingly.
(6)	Includes 3,334 shares of restricted stock, which vest on November 26, 2005. Ms. Knight has sole voting power but no investment power over these shares.

ELECTION OF DIRECTORS
(Proposal #1)

        Seven directors will be elected at the Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated for election the seven persons named below and each has consented to being named a nominee. Each nominee listed below is currently a director of the Company and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than seven.

        The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

Dugald K. Campbell — Age 58 Director since 2003	Retired President, Chief Executive Officer and Director of Tower Automotive, Inc. (global supplier of automotive vehicle structures and assemblies), serving from December 1993 to August 2003; consultant to Hidden Creek Industries (private industrial management firm) and Dura Automotive Systems Inc. (manufacturer of automotive driver control systems) from 1991 to 1993; Vice President and General Manager of the Sensor Systems Division of Siemens Automotive (manufacturer of engine management systems and components) from 1988 to 1991; various general management, engineering and marketing positions with Allied Automotive/Bendix (manufacturer of vehicle systems and components and a subsidiary of Allied Signal) from 1972 to 1988; Director of JL French Automotive Castings, Inc. and GenTek Inc.

Jean-Lou Chameau — Age 51 Director since 1998	Provost and Vice President at the Georgia Institute of Technology since June 2001; Dean of the College of Engineering and Georgia Research Alliance Eminent Scholar at the Georgia Institute of Technology from 1997 to June 2001; Vice Provost for Research and Dean of Graduate Studies at the Georgia Institute of Technology from 1995 to 1997; President of Golder Associates, Inc. (engineering and environmental consulting company) from 1994 to 1995; Director of the School of Civil and Environmental Engineering at the Georgia Institute of Technology from 1991 to 1994; Professor of Geotechnical Engineering Program at Purdue University from 1980 to 1991; a director of a number of non-profit and private organizations.

Merlin E. Dewing — Age 70 Director since 2002	Chairman and founder of Dewing Financial Services, Inc. (financial services company) since January 1998; Chairman of KPMG BayMark (management services company) from 1995 to 1998; various executive positions with KPMG LLP (independent registered public accounting firm) from 1961 to 1995, including Vice-Chairman - Audit; former President of the Minnesota Society of CPAs and former Chairman of the Greater Minneapolis Chamber of Commerce; Director of Thrivent Bank and Banner Health Systems; a director of a number of non-profit organizations.

Sidney W. Emery, Jr. — Age 58 Director since 1998	Chairman of the Board of Directors of the Company since January 1999; Chief Executive Officer and President of the Company since March 1998; management and executive positions with Honeywell, Inc. (manufacturer of control systems) from 1985 to 1997 (Area Vice President, Western and Southern Europe from 1994 to 1997; Group Vice President, Military Avionics Systems from 1989 to 1994; Vice President and General Manager, Space Systems Division from 1988 to 1989; Vice President, Operations, Process Controls Division from 1985 to 1988); a director of the Minnesota Business Partnership and the University of St. Thomas School of Engineering.

Linda Hall Whitman — Age 56 Director since 1995	Chief Executive Officer and Director of MinuteClinic, Inc. (health care services company) since May 2002; President of Ceridian Performance Partners, Ceridian Corporation (information services company) from 1996 to 2001; Vice President, Business Integration, Ceridian Corporation from 1995 to 1996; Vice President, Consumer Business Group, Honeywell, Inc. (manufacturer of control systems) from 1993 to 1995; various management and executive positions, Honeywell, Inc. from 1980 to 1995; consultant, psychologist, social worker and special education teacher in Minnesota and Michigan schools from 1969 to 1980; Director and Chair of the Compensation Committee of Health Fitness Corporation; Director of August Technology, Inc.; Chair of the 9th District Federal Reserve Bank Board of Directors; Director for the local chapter of the National Association of Corporate Directors.

Brendan C. Hegarty — Age 62 Director since 1998	Consultant since January 2003; Chief Executive Officer of Nano Magnetics (start-up nanotechnology company located in the United Kingdom) from 2001 to 2003; Executive Vice President and Chief Operating Officer of Seagate Technology (manufacturer of computer disk drives) from 1993 to 1998; Senior Vice President and Chief Technical Officer of Seagate Technology from 1989 to 1993; Vice President of Thin Film Head Operations for Control Data Corporation (computer hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.

Barb J. Samardzich — Age 46 Director since 2001	Executive Director – Small FWD and RWD Vehicles of Ford Motor Company (automobile manufacturer) since 2002; Chief Engineer for the Automatic Transmission Engineering Operations of Ford from 2000 to 2002; Quality Director for the Small and Medium Vehicle Center of the European operations of Ford from 1999 to 2000; Chief Program Engineer for F650/F750 Ford trucks from 1998 to 1999; previously held various positions in the Powertrain division of Ford from 1990 to 1998. Prior to joining Ford, Ms. Samardzich held various engineering, sales and marketing positions in the Commercial Nuclear Fuel Division of Westinghouse Electric Corporation from 1981 to 1990.

Required Vote

        The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

Other Information Regarding the Board

        Meetings.   The Board of Directors met five times during fiscal year 2004, which ended October 2, 2004. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year 2004. The Governance and Nominating Committee of the Board of Directors has determined that each member of the Board other than Sidney W. Emery, Jr. is independent, as defined by the applicable rules of the National Association of Security Dealers for companies listed on the Nasdaq Stock Market. It is the Company’s policy that all directors should attend the Annual Meeting of Shareholders. All members attended last year’s Annual Meeting of Shareholders.

        Board Committees.   The Audit Committee of the Board of Directors is composed of Mr. Dewing (Chair), Dr. Chameau and Dr. Whitman. The Audit Committee met 11 times during fiscal year 2004. Among other duties, the Audit Committee (i) selects the Company’s independent auditors; (ii) reviews and evaluates significant matters relating to the audit and internal controls of the Company; (iii) reviews and approves management’s processes to ensure compliance with laws and regulations; (iv) reviews the scope and results of the audits by, and the recommendations of, the Company’s independent auditors; and (v) pre-approves, in accordance with the Company’s Pre-Approval Policy, all audit and permissible non-audit services provided by the auditors. The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and the Chair of the Audit Committee or the full Audit Committee meet with the Company prior to filing of the Company’s quarterly and annual reports containing financial statements with the SEC.

        A report of the Audit Committee is also contained in this Proxy Statement. All members of the Company’s Audit Committee satisfy the National Association of Security Dealers listing standards for Audit Committee membership. The Board of Directors has determined that Mr. Dewing is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002. The Audit Committee Charter is available to shareholders on the Company’s web site located at www.mts.com.

        The Human Resources Committee of the Board of Directors, which is composed of Dr. Hegarty (Chair), Mr. Campbell and Ms. Samardzich, met four times during fiscal year 2004. All members of the Company’s Human Resources Committee are independent directors as defined by the rules of the National Association of Security Dealers for companies listed on the Nasdaq Stock Market. The Human Resources Committee (i) makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers; (ii) is involved in management succession planning; (iii) administers the Company’s retirement plans; and (iv) administers and grants awards under the Company’s stock option plans. The Human Resources Committee Charter is available to shareholders on the Company’s web site located at www.mts.com.

        The Governance and Nominating Committee of the Board of Directors, which is composed of Dr. Whitman (Chair), Mr. Dewing, Mr. Campbell and Ms. Samardzich, met two times during fiscal year 2004. All members of the Governance and Nominating Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The responsibilities of the Governance and Nominating Committee include (i) Board governance practices; (ii) Board evaluation; (iii) Board compensation; and (iv) identifying, screening and recommending director nominees for selection by the Board. The Governance and Nominating Committee Charter is available to shareholders on the Company’s web site located at www.mts.com.

        In identifying prospective director candidates, the Governance and Nominating Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources, including executive search firms. Russell Reynolds Associates, Inc., an executive search firm, is currently on retainer with the Company to identify director candidates. The Governance and Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the recommendations in writing to the Secretary of the Company at least 90 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name, address, and pertinent information about the proposed nominee similar to that set forth for nominees named herein. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the Governance and Nominating Committee will consider a variety of criteria, including the individual’s integrity, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director and ability to fully perform the duties of a director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution, resulting from such service. A shareholder intending to nominate an individual as a director at an Annual Meeting, rather than recommend the individual to the Governance and Nominating Committee for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws, which are described under “Shareholder Proposals” below. Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure and a full delineation of the criteria considered by the Governance and Nominating Committee when evaluating potential new directors or the continued service of existing directors.

        Communications with the Board of Directors.   The Company’s Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can send communications to the Board is set forth on the Company’s web site located at www.mts.com.

        Code of Business Conduct.   In August 2003, the Company adopted by resolution of the Board of Directors a code of ethics, known as the “MTS Code of Business Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as all other officers and the directors and employees of the Company. The Company believes that the Code not only documents its historic good business practices but also sets forth guidelines for ensuring that all Company personnel act with the highest standards of integrity. The MTS Code of Business Conduct, as well as any waivers from and amendments to the Code, are posted on the Company’s web site at www.mts.com.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following Summary Compensation Table shows, for the fiscal years ended October 2, 2004, September 27, 2003, and September 28, 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Sidney W. Emery, Jr., the Company’s Chairman, Chief Executive Officer and President, and each of the other most highly compensated executive officers of the Company, as determined in accordance with the SEC rules (together with Mr. Emery, the “Named Executives”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Restricted Stock Awards($)		Securities Underlying Options (#)	All Other Compensation ($)(2)

Sidney W. Emery, Jr. Chairman, Chief Executive Officer and President	2004	409,550	(3)	661,427	(4)			56,800	14,983
	2003	390,298		427,546				64,000	14,607
	2002	377,212		119,140				61,000	10,884
Susan E. Knight Chief Financial Officer and Vice President	2004	250,181		245,448				24,000	15,390
	2003	237,522		160,438		105,000	(5)	24,000	11,404
	2002	212,315		100,000				44,000	10,384
Laura B. Hamilton Senior Vice President	2004	208,597		233,022				24,000	14,234
	2003	185,568		48,652				22,000	14,156
	2002	164,785		98,520				15,500	10,884
Joachim Hellwig(6) Vice President	2004	205,060		114,141				11,800	26,582
	2003	174,085		108,284				9,000	19,313
	2002	133,619		59,168				9,000	23,334
Douglas E. Marinaro(7) Vice President	2004	184,116		99,968				9,100	9,390
	2003	138,464		126,000				25,000	5,761

(1)	Except as otherwise noted, represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive. For Mr. Hellwig, 2003 and 2002 include bonus payments in the amounts of $30,315 and $29,571, respectively, in recognition of the additional responsibility of leading the Automation Division. For Mr. Marinaro, 2003 includes a $56,000 relocation bonus and a $20,000 signing bonus.
(2)	Except as otherwise noted, represents contributions by the Company to the Company’s Retirement Savings Plan and the Company’s 401(k) Plan on behalf of the Named Executives. For Mr. Hellwig, 2004 includes $11,810, 2003 includes $10,123, and 2002 includes $7,455 as contributions by MTS Sensor Technologie GmbH & Co KG (“MTS Sensor”) to Mr. Hellwig’s retirement pension insurance fund pursuant to a letter dated February 6, 1987. For Mr. Hellwig, 2004 includes $14,772, 2003 includes $9,190, and 2002 includes $15,879 as payment for unused vacation time.
(3)	Includes $20,000 of compensation earned in fiscal year 2004 and deferred to a later date.
(4)	Includes $65,027 of compensation earned in fiscal year 2004 and deferred to a later date.
(5)	Represents a restricted stock grant of 10,000 shares issued on November 26, 2002. The value of the restricted stock grant is based on the last reported sale price for shares of the Company’s Common Stock on the grant date, which was $10.50 per share. The restricted stock vests in three equal annual installments commencing on November 26, 2003. The restricted stock will also vest in full in the event of a change of control of the Company. The aggregate value of the restricted stock grant at the end of fiscal 2004 was $22.12 per share or $221,200. Ms. Knight will be entitled to receive dividends on the shares of restricted stock in the event that the Board of Directors authorizes a distribution of dividends to holders of Common Stock of the Company.
(6)	Mr. Hellwig resides in Luedenscheid, Germany and operates from MTS Sensor’s offices in Germany where he is the Vice President and General Manager. Mr. Hellwig’s cash compensation was paid in euros and translated to U.S. dollars using the average exchange rates of $1.21 for 2004, $1.08 for 2003 and $.92 for 2002. Due to the variation of the exchange rate of the U.S. dollar against the euro, the U.S. dollar values in this Summary Compensation Table do not reflect actual changes in compensation from year to year.
(7)	Mr. Marinaro joined the Company in November 2002.

Stock Options

        The following table sets forth information concerning grants of stock options under the Company’s stock option plans to the Named Executives during the fiscal year ended October 2, 2004:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)

S. W. Emery, Jr.	56,800	10.1	22.28	06/01/09	469,893
S. E. Knight	24,000	4.3	22.28	06/01/09	198,547
L. B. Hamilton	24,000	4.3	22.28	06/01/09	198,547
J. Hellwig	11,800	2.1	22.28	06/01/09	97,617
D. E. Marinaro	9,100	1.6	22.28	06/01/09	75,281

(1)	Each option becomes exercisable in equal installments over a period of three years commencing one year after the date of grant.
(2)	Based upon a Black-Scholes valuation method. Weighted average assumptions used include expected average option life (2.8 years), risk-free interest rate (3.1%), dividend yield (1.4%) and historical volatility (.58).

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended October 2, 2004 and unexercised options held as of October 2, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

S. W. Emery, Jr.	23,333	457,901	219,251	119,799	2,054,259	547,955
S. E. Knight	-0-	-0-	37,334	54,666	393,847	284,633
L. B. Hamilton	19,222	193,033	29,246	43,832	321,964	167,186
J. Hellwig	-0-	-0-	26,900	22,666	300,301	92,330
D. E. Marinaro	5,000	60,276	3,334	25,766	24,372	164,628

(1)	Based on closing price of $22.12 per share of the Company’s Common Stock on October 1, 2004.

Equity Compensation Plan Information

        The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of October 2, 2004:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (thousands)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,229	$15.05	1,068
Equity compensation plans not approved by security holders	0	0	0

Total	2,229	$15.05	1,068

Human Resources Committee Report on Executive Compensation

        The Human Resources Committee of the Board of Directors (i) reviews the Company’s employment practices and policies; (ii) annually reviews and determines the compensation of the Chief Executive Officer (subject to ratification by the Board excluding Mr. Emery); (iii) annually reviews and determines the compensation of the other executive officers (subject to ratification by the Board including Mr. Emery); (iv) evaluates the performance of the Chief Executive Officer; (v) administers and reviews the retirement plans of the Company and approves any amendments related to such plans; (vi) administers and grants awards under the Company’s stock option and annual incentive plans; (vii) reviews management and leadership development and succession plans for management (subject to review by the independent directors of the Board for the Chief Executive Officer position); and (viii)

annually prepares this report on executive compensation for inclusion in the proxy statement. The Committee’s membership is determined by the Board of Directors, and is composed solely of independent directors as defined by the rules of the National Association of Security Dealers for companies listed on the Nasdaq Stock Market.

Overview and Philosophy.   The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. The Committee intends total compensation to be competitive in the job markets in which the Company competes for executives and incentive compensation to fluctuate based on performance and results against established goals. The objectives of the Company’s executive compensation program are to:

•	Establish and maintain systematic compensation programs whereby executives are compensated in relation to their level of responsibilities and their work performance;
•	Maintain programs that will enable management to attract and retain qualified and competent executives;
•	Provide flexibility within programs to meet changing competitive and economic conditions; and
•	Maintain equitable and consistent relationships between positions within the Company.

        The Company uses various compensation surveys (international, national and local) to develop its compensation strategy and plans and focuses on median total targeted compensation data provided in the surveys. These surveys are also used by the Committee for executive compensation.

Components of Executive Compensation.   There are four components to the Company’s executive compensation program upon which the Company’s executive officers, including the Named Executives, are compensated: (i) base salary; (ii) annual incentive; (iii) stock options and restricted stock; and (iv) retirement. The Committee may adjust the mix of these components from year to year.

        Base Salary.   The Committee annually reviews the base salary for the Named Executives in relation to base salaries paid by companies included in the compensation surveys. Base salary for an executive officer is established each year based on (i) a compensation range corresponding to the executive’s responsibilities and (ii) the executive’s overall individual job performance against objectives the Committee believes are critical to the Company’s long-term performance. These objectives include, but are not limited to, progress on the Company’s current business objectives, long-term strategies and staff development. Base salary adjustments for the Chief Executive Officer are determined by the Committee (subject to ratification by the Board excluding Mr. Emery); and salary adjustments for the other Named Executives are determined by the Committee (subject to ratification by the Board including Mr. Emery). Salary adjustments are made annually in January but may be made at other times as deemed appropriate.

        Annual Incentive.   The Committee annually reviews the annual incentive plans and the goals of the Named Executives. For fiscal year 2004, the Named Executives participated in the Management Variable Compensation (MVC) Plan. Under such MVC Plan, the Committee determined the objectives upon which the Chief Executive Officer’s incentive is based (subject to ratification by the Board excluding Mr. Emery). The objectives of the other Named Executives for the MVC Plan were determined by the Committee (subject to ratification by the Board including Mr. Emery). These objectives were a mix of per share earnings, earnings before interest and taxes, working capital as a rate to revenue and other measures as deemed appropriate.

        This proxy statement contains a proposal to approve an Executive Variable Compensation (EVC) Plan to allow for annual cash incentive payments for executive officers of the Company. Executive officers were previously awarded cash incentive payments under the MVC Plan. Annual cash incentive payments under the EVC Plan are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The purpose of the EVC Plan is to focus efforts on achievement of near-term financial objectives that are critical to the success of the Company; to reward accomplishments when performance meets or exceeds established targets or business objectives; and to more closely tie total compensation (base salary plus EVC) to the financial results of the Company. If approved by the shareholders, the EVC Plan will be effective beginning with the Company’s fiscal year ending on October 1, 2005. The Committee will administer the EVC Plan for fiscal year 2005 such that the business performance goals under the EVC Plan are effectively the same as the Company-wide goals under the MVC Plan. The Committee has recommended, and the independent directors have approved, the objectives under the EVC Plan for fiscal year 2005 consistent with previous fiscal year performance measures.

        Incentive compensation, when earned, is payable in cash to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company’s non-qualified, non-secured compensation deferral plan.

        Stock Options and Restricted Stock.   The stock option plans are the Company’s long-term incentive plans for directors, executive officers, managers and key functional and technical leaders and may also include consultants. The objectives of the stock option plans are to attract and retain those who contribute to the long-term success of the Company and align the interests of participants with the shareholders. Stock options are granted annually at the market price on the date of the grant. Options outstanding under current plans typically fully vest in three years and expire in five years. The Committee has made grants of restricted stock under the plans only to selected executive officers in appropriate circumstances. No restricted stock was granted during fiscal year 2004.

        Retirement Savings Plan.   The Company sponsors a Retirement Savings Plan for all U.S. employees. All U.S. executive officers, including the Named Executives, are included in this Retirement Savings Plan. The Retirement Savings Plan includes two Company contribution components. The first component is a fiscal year contribution provided for all U.S. employees under which the Company provides a three percent contribution on earnings below the Social Security wage base and six percent on earnings above the Social Security wage base, up to the limits allowed under U.S. law. The Committee approves changes to the fiscal year contribution. The second component is a match contribution for all U.S. employees under which the Company partially matches employee 401(k) contributions at a proportion set by the Company. The Committee annually approves the Company’s matching formula.

Chief Executive Officer Compensation.   Mr. Emery served as Chief Executive Officer of the Company throughout fiscal year 2004 and is compensated on the same basis as the other executive officers as described above. The Committee reviews all components of Mr. Emery’s compensation. It also recommends to the independent directors the components of Mr. Emery’s compensation. Mr. Emery received a base salary of $409,550 during the fiscal year ended October 2, 2004, and received a bonus of $661,427 for fiscal year 2004. In addition, he received reimbursements and certain fringe benefits generally available to executive officers of the Company. The Committee is very pleased with the performance of the Company in fiscal year 2004. The Committee especially noted the continued and increasingly successful focus on internal operating performance and the resulting improvement in gross margins in the key divisions. In addition the Committee welcomed the Company’s focus on corporate strategy, on the strength and improvement of its management team, on the Company’s balance sheet and cash situation and on the increase in orders. The results have been demonstrated in the strong performance of the Company’s stock. The Committee wholeheartedly endorses Mr. Emery’s decisions and actions and his contribution to the Company’s potential for profitable growth in the future.

Section 162(m) Policy.   The Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage the business in the best interests of the Company and its shareholders. Under some circumstances, this practice may require the Company to pay compensation in excess of $1,000,000 to certain key executives. Under Section 162(m) of the U.S. Internal Revenue Code, if the Company pays compensation in excess of $1,000,000 to any executive officer named in the table entitled “Summary Compensation Table”, the Company can fully deduct the amounts in excess of $1,000,000 only if the Company meets specified shareholder approval and Company performance requirements. The Company’s stock option plans contain provisions approved by shareholders so that the tax deductibility of amounts realized from the exercise of options granted under the Company’s stock options plans will not be limited by Section 162 (m). Similarly, if the provisions contained in the EVC Plan are approved by shareholders, the tax deductibility of amounts realized from the EVC Plan will not be limited by Section 162(m). Although the Committee intends to maximize the deductibility of compensation paid to the Company’s executive officers, it also intends to maintain the flexibility to take actions considered to be in the Company’s best interests including, where appropriate, entering into compensation arrangements under which payments are not deductible under Section 162(m).

Board Action.   The Company’s independent directors approve new stock option and stock purchase plans for submission to shareholder vote and approve the objectives for inclusion in the annual incentive plans. In addition, the independent directors acting in executive session annually review and approve the components of each Named Executive’s compensation.

SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Brendan C. Hegarty, Chairman
Dugald K. Campbell
Barb J. Samardzich

Shareholder Return Performance

        The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the NASDAQ Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the “Analytical Instruments Index”) (SIC Code 382). The graph below compares the cumulative total return of the Company’s Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1999 and assuming reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

MTS Systems Corporation
NASDAQ Composite — Total Returns
Analytical Instruments Index
$400
350
300
250
200
150
100
50
0
1999
2000
2001
2002
2003
2004

	FISCAL YEAR ENDED

	9/30/99	9/30/00	9/30/01	9/28/02	9/27/03	10/2/04

MTS Systems Corporation	$100.00	$69.78	$117.52	$100.95	$151.43	$233.88
NASDAQ Composite — Total Returns	100.00	133.99	54.85	43.05	65.95	70.38
Analytical Instruments Index	100.00	153.52	81.35	62.69	98.38	113.54

        The Company’s Common Stock closed at $22.12 per share on October 1, 2004.

Employment and Other Agreements

        In a letter dated February 6, 1987, MTS Sensor (formerly, Hellwig GmbH) agreed to pay Mr. Hellwig a life-long retirement pension in the amount of DM 2,500 per month after his 65th birthday or earlier in the event of a disability. In the event of Mr. Hellwig’s death, MTS Sensor agreed to pay Mr. Hellwig’s spouse a survivor’s pension of DM 1,500 per month for her lifetime. The survivor’s pension is terminated should Mr. Hellwig’s spouse remarry. During fiscal year 2004, MTS Sensor contributed the amount reflected in the Summary Compensation Table to Mr. Hellwig’s retirement pension insurance fund. MTS Sensor is obligated to continue contributing to the retirement pension insurance fund even if Mr. Hellwig’s employment is terminated for any reason other than death or disability.

        Effective January 1, 1991, MTS Sensor entered into an employment contract with Mr. Hellwig. Pursuant to the contract, Mr. Hellwig receives a salary which is reviewed annually and is entitled to 30 days paid vacation per year. During fiscal year 2004, Mr. Hellwig received the salary reflected in the Summary Compensation Table. Mr. Hellwig can participate in the Company’s EVC Plan if approved by the shareholders. Mr. Hellwig’s employment contract contains a confidentiality provision and a two-year non-compete clause after termination of the contract. MTS Sensor and Mr. Hellwig each may terminate the contract upon six (6) months’ prior written notice. MTS Sensor may also terminate the contract for good cause or by a shareholders’ meeting resolution. The contract expires in the year of Mr. Hellwig’s 65th birthday.

        Mr. Emery has an agreement with the Company under which, upon the termination of his employment by the Company other than for cause, he will receive monthly payments over a period of 18 months based upon his highest annual salary during any 12-month period during the preceding 36 months and the average annual management variable compensation and fiscal year retirement contribution he received during the three most recent fiscal years ending immediately prior to termination. In addition, he will be entitled to continuation of his benefits during such period. As of the date hereof, the maximum aggregate amount payable to Mr. Emery would be $1,268,544. As a condition of the receipt of such payments, he has agreed not to render services to any entity concerning any competing product for a period of 18 months and has agreed to maintain the confidentiality of certain information deemed by the Company to be proprietary. In the event of a change of control, the terms of the change of control agreement described below will supersede the terms of this agreement.

        In April 2002, the Company entered into amended and restated change in control agreements with each of Mr. Emery, Ms. Knight and Ms. Hamilton, and in January 2003, with Mr. Marinaro. In the event of a change in control, they will be entitled to receive, upon termination of their employment by the Company without cause, or by the executive for good reason, at any time within two years of such change in control, a lump-sum payment equal to 24 months of their annual compensation. In addition, they will be entitled to continuation of their benefits for a period of 24 months and reimbursement of legal fees in connection with the termination, including fees associated with the enforcement of the change in control agreements. As a condition of the receipt of such benefits, they have agreed not to render services to any entity concerning any competing product for a period of one year following the date of termination unless the change in control was not approved by the Company’s Board of Directors. In general, a “change in control” would occur if 30% or more of the Company’s outstanding voting stock was acquired by any person, if current members of the Board of Directors or their successors elected or nominated by such members ceased to constitute at least a majority of the Board of Directors, or if the Company consummated a merger, consolidation, share exchange, division or other reorganization with another company. The amount payable under the change in control agreements will be reduced by any amounts payable under other employment-related agreements that provide for similar payments.

        In connection with Mr. Marinaro’s hiring in November 2002, the Company provided him an offer letter setting forth the terms of his employment, which included the salary reflected in the Summary Compensation Table and a guaranteed minimum bonus payment under the MVC Plan of $50,000 for fiscal year 2003. The offer letter also provided that, in the event Mr. Marinaro’s employment had been terminated by the Company without cause during the first 24 months of his employment, the Company would have provided three months’ prior notice and nine months’ severance pay.

Director Compensation

        Directors who are not otherwise directly or indirectly compensated by the Company are each paid directors’ fees in the form of an annual retainer of $40,000, with no additional per Board meeting fee. Committee members who attend committee meetings are compensated at a rate of $1,000 per meeting. The Chair of the Audit Committee receives an additional $10,000 annual retainer and Chairs of the Human Resources Committee and the Governance and Nominating Committee receive an additional $3,000 annual retainer. Non-employee directors are also reimbursed for travel expenses to Board of Directors’ meetings.

        Each non-employee director receives a grant of 2,500 shares of restricted stock upon his or her election or re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders. One third of these restricted shares vest annually commencing on the first anniversary of the date of grant. The Board has waived its rights to receive stock options under the annual grant provisions of the 1997 Stock Option Plan in lieu of the restricted stock grants. The Board has established an objective that each director own an amount of the Company’s Common Stock equal to five times the annual cash retainer.

Certain Transactions

        During the last fiscal year, MTS Sensor purchased approximately $811,000 of mechanic components and a remote-mechanic workbench from Mark-Tronik GmbH (“Mark-Tronik”). MTS Sensor is owned by MTS Systems GmbH, a wholly-owned subsidiary of the Company. Mr. Hellwig’s brother-in-law is the owner and general manager of Mark-Tronik. The prices paid by MTS Sensor were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to MTS Sensor than MTS Sensor could otherwise obtain.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is composed of three directors who are independent, as defined by the applicable rules of the National Association of Security Dealers for companies listed on the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available to shareholders on the Company’s web site located at www.mts.com. Management is responsible for the Company’s internal control and the financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm.

        In considering the Company’s fiscal 2004 audited consolidated financial statements, the Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm’s independence.

        Based upon the Committee’s discussions with management and KPMG and the Committee’s review of the representations of management and the reports of KPMG, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004 filed with the SEC.

Merlin E. Dewing (Chair)
Jean-Lou Chameau
Linda Hall Whitman

APPROVAL OF AUDITORS
(Proposal #2)

        KPMG, an independent registered public accounting firm, has been the auditor for the Company since May 31, 2002. The Audit Committee of the Board of Directors has selected KPMG as the Company’s independent registered public accounting firm and to serve as auditor for the Company’s current fiscal year. Shareholder ratification of the appointment is requested. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will make another appointment to be effective at the earliest feasible time.

        Representatives of KPMG are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The following table presents aggregate fees billed for professional services rendered by KPMG in fiscal year 2004 and 2003 for the audit of the Company’s annual financial statements and for other services rendered by KPMG.

	($000’s) Fiscal Year

Type of Fee	2004	2003

Audit Fees	$820	$678	(1)
Audit-Related Fees(2)	11	11
Tax Fees(3)	93	217
All Other Fees(4)	—	67

Total fees	$924	$973

(1)	Includes $31,500 paid and expensed in fiscal year 2004 related to fiscal 2003 audit services.
(2)	Audit-related fees consist of fees for audits of the Company’s employee benefit plan.
(3)	Tax fees consist of fees for tax compliance and tax consultation services.
(4)	All other fees consist primarily of internal control documentation assistance in 2003.

The above amounts include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described above. The Audit Committee has determined that the provision of the services described above was and is compatible with maintaining the independence of KPMG.

        The Audit Committee has established a detailed Pre-Approval Policy for audit and permissible non-audit services provided by its independent registered public accounting firm. A copy of the Audit Committee’s Pre-Approval Policy is attached hereto as Appendix A.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG.

ADOPTION AND APPROVAL OF MTS SYSTEMS CORPORATION
EXECUTIVE VARIABLE COMPENSATION (EVC) PLAN
(Proposal #3)

        On November 24, 2004 upon recommendation by the Human Resources Committee (the “Committee”), the Board of Directors of the Company approved the MTS Systems Corporation Executive Variable Compensation (EVC) Plan (the “Plan”), subject to shareholder approval. If approved by shareholders, the Plan will be effective beginning with the Company’s fiscal year ending October 1, 2005. The purpose of the Plan is to focus efforts on achievement of near-term financial objectives that are critical to the success of the Company; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie total compensation (salary plus EVC) to the financial results of the Company. Under the Plan, participants are granted the right to receive cash incentive payments from the Company if Performance Goals (as defined below) of the Company are achieved as of the end of a time period specified by the Committee (the “Bonus Award”). Such time period specified by the Committee will be at least 12 months (the “Performance Period”). The Committee and the Board of Directors believe it is in the best interests of the Company and its shareholders to adopt the Plan.

Summary of the Plan

        Eligibility and Participation.   From time to time, the Committee will select from the executive officers and senior management employees of the Company who will be eligible to participate in the Plan. Employees eligible for other variable compensation (e.g., commissions) are not eligible to participate in the Plan. The Committee will determine the date as of which each eligible employee will commence to participate in the Plan and the Bonus Award to which such employee is then eligible. Selection as a participant with respect to any Performance Period does not guarantee that such employee will be selected to be a participant in any other Bonus Award. The Committee will not have any obligation for uniformity of treatment among eligible employees. As of November 24, 2004, there were six executive officers eligible to participate in the Plan.

        Performance Goals.   The Committee will establish, with respect to each participant or group of participants, the financial goal(s) for the Performance Period from among the following categories, either on an absolute basis or a comparative basis or a rate basis: market capitalization, share price, operating income, gross or net sales, gross or net margins, expenses as a percentage of net sales, revenue or revenue growth, earnings per share (basic or diluted), earnings (before or after interest, taxes, depreciation, and/or amortization or any combination thereof), return on average equity, cash flow, modified cash flow, and working capital (the “Performance Goals”). With respect to participants who are Named Executives, the foregoing will constitute the sole business criteria upon which the Performance Goals under the Plan will be based.

        Performance-Based Awards.   Unless the Committee irrevocably designates otherwise at the time the Bonus Award is granted, each Bonus Award to a Named Executive will constitute “qualified performance-based compensation” (the “Performance-Based Award”) within the meaning of Section 162(m) of the Code. The maximum cash incentive payment paid to any participant pursuant to any Performance-Based Award with respect to any fiscal year will not exceed $2,000,000. Not later than 90 days after the beginning of each Performance Period, the Committee will (i) designate the Named Executives who will be participants for such fiscal year; and (ii) establish Performance Goals for each Named Executive for that Performance Period.

        Payment of Bonus Awards.   Payment of Bonus Awards will be made in cash or other readily available funds within 90 days of the end of the Performance Period, provided that, with respect to Performance-Based Awards, no payment will be made until the Committee certifies to the achievement of the Performance Goals. Except as otherwise determined by the Committee, no right under any Bonus Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual payout.

        Administration.   The Committee will administer the Plan, except that, with respect to any Performance-Based Award, the Committee administering the Plan, or a subcommittee thereof, will be composed solely of two or more persons who are Outside Directors (as defined in the Plan). The Committee is authorized to make all decisions as required in the administration of the Plan and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of the Plan not inconsistent with the terms of the Plan. The Committee will have the power and authority to grant Bonus Awards, including Performance-Based Awards, to participants, including Named Executives, pursuant to the terms of the Plan. In particular, the Committee will have the authority: (i) to select eligible employees to whom Bonus Awards may from time to time be granted under the Plan; (ii) to determine the Performance Period, the Performance Goals, and the criteria to determine the amount due under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met, the base salary or other compensation on which the Bonus Award is paid), and with respect to participants who are not Named Executives, any other criteria or factors on which part or all of the Bonus Award will be based; (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted under the Plan (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award); and (iv) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In certain circumstances (excluding authority with respect to Performance-Based Awards to Named Executive), the Committee may delegate its authority to administer the Plan to the Chief Executive Officer.

        Term, Amendment and Termination.   No Bonus Awards may be granted under the Plan after the end of the Company’s fiscal year that ends in 2010 and thereafter no Bonus Award may be paid except with respect to any such Bonus Awards authorized for a Performance Period that ends with or in the Company’s fiscal year that ends in 2010. Except to the extent prohibited by applicable law or the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan. However, no such amendment, alteration, suspension, discontinuation or termination may be made that would cause any compensation paid pursuant to any Performance-Based Award granted to no longer qualify as a Performance-Based Award without shareholder approval.

Federal Income Tax Consequences

        The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of Bonus Awards under the Plan:

        Tax Consequences to Participants.   A Plan participant will be taxed at ordinary income rates on the receipt of cash in settlement of the Bonus Award, in the year in which such cash is received.

        Tax Consequences to the Company.   Generally, any time a participant recognizes ordinary income as the result of the settlement of a Bonus Award under the Plan, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to Named Executives. The limit, however, does not apply to Performance-Based Awards. The Company believes that Bonus Awards payable to such Named Executives upon the attainment of Performance Goals under the Plan will qualify as Performance-Based Awards.

        The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

New Plan Benefits

        No benefits or amounts have been awarded or received under the Plan. The Committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants in fiscal year 2005 if the Plan were to be approved by the shareholders. However, the following table indicates the amounts paid under the Company’s Management Variable Compensation Plan, which had similar provisions, for fiscal year 2004:

MTS SYSTEMS CORPORATION
MANAGEMENT VARIABLE COMPENSATION PLAN
2004 CASH PAYOUTS

Name and Position	Dollar Value ($)

S. W. Emery, Jr.	661,427
S. E. Knight	245,448
L. B. Hamilton	233,022
J. Hellwig	114,141	(1)
D. E. Marinaro	99,968
Executive Group	1,354,006

(1)	Mr. Hellwig resides in Luedenscheid, Germany and operates from MTS Sensor’s offices in Germany where he is the Vice President and General Manager. Mr. Hellwig’s cash payout was paid in euros and translated to U.S. dollars using the average exchange rate of $1.21 for 2004.

Required Vote

        The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy is required for the adoption and approval of the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE PLAN.

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the Company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the Company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the Company’s 2005 Annual Meeting of Shareholders to be held in early 2006, the proposal prepared in accordance with the proxy rules must be received by the Secretary of the Company in writing no later than August 25, 2005. In addition, if the Company receives notice of a shareholder proposal before November 13, 2005, or after December 13, 2005, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e), and the persons named in proxies solicited by the Board of Directors for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. If the Company receives notice of a shareholder proposal between November 13, 2005 and December 13, 2005, the persons named in proxies solicited by the Board of Directors for its 2005 Annual Meeting of Shareholders may not exercise discretionary voting power with respect to such proposal.

        The Company’s Bylaws provide that certain additional requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 45 days nor more than 75 days prior to a meeting date corresponding with the previous year’s Annual Meeting date and must contain certain required information. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company’s Secretary for a copy of the relevant procedure. Since no notice was received with respect to this year’s Annual Meeting, no shareholder may bring additional business before the Annual Meeting for action.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of such reports and written representations from the Company’s executive officers and directors, the Company notes that all such reports have been filed in a timely manner, except that late Form 4’s were filed by the Company for Dr. Hegarty’s option exercise that occurred in October 2003 and for each of the independent directors’ automatic option grants that occurred in January 2004.

Other Matters

        The management of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

        The Annual Report of the Company for the fiscal year ended October 2, 2004 is enclosed herewith.

APPENDIX A

MTS SYSTEMS CORPORATION
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
November 25, 2003

I.   Statement of Principles.

        The Audit Committee of MTS Systems Corporation (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section VII applies.

        The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

II.   Delegation.

        The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if the fees for such engagement are less than a cumulative $25,000 during any fiscal year. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.   Audit Services.

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Annual Audit services include the annual financial statement audit, required quarterly reviews, statutory audits, subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV.   Audit-related Services.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

V.   Tax Services.

        The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

VI.   All Other Services.

        The Audit Committee may pre-approve those non-audit services classified as All Other Services that are permitted by the Sarbanes-Oxley Act of 2002 that it believes are routine and recurring services and would not impair the independence of the auditor.

VII.   De Minimis Exception.

        The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than a cumulative $25,000 during any fiscal year; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

VIII.   Prohibited Non-Audit Services.

        The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

IX.   Pre-Approval Fee Levels or Maximum Amounts.

        Pre-approval fee levels or maximum amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated maximum fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section II hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

X.   Procedures.

        All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A to the pre-approval policy

        Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit
•	Preparation of internal controls documentation

EXHIBIT 1

Pre-Approved Additional Audit Services for Fiscal Year 200__

Dated: ________, 200__

Service		Maximum Annual Fee
Financial duties for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, attestation of management reports on internal controls), and assistance in responding to SEC comment letters

Total Maximum Additional Audit Services	$

EXHIBIT 2

Pre-Approved Audit-Related Services for Fiscal Year 200__

Dated: ___________, 200__

Service		Maximum Annual Fee
Due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations and audits in connection with acquisitions and closing balance sheet audits pertaining to dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations will be characterized either as “audit” services or “audit-related” services)

Attest services not required by statute or regulation

Total Maximum Audit-Related Services	$

EXHIBIT 3

Pre-Approved Tax Services for Fiscal Year 200__

Dated: ___________, 200__

Service		Maximum Annual Fee
U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

U.S. federal, state and local tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

International tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

International tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

Review of federal, state, local and international income, franchise and other tax returns

Tax only valuation services, including transfer pricing and cost segregation studies

Total Maximum Tax Services	$

EXHIBIT 4

Pre-Approved All Other Services for Fiscal Year 200__

Dated: ________, 200__

Service		Maximum Annual Fee

Total Maximum All Other Services	$

APPENDIX B

MTS SYSTEMS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, January 25, 2005
5:00 P.M.

14000 Technology Drive
Eden Prairie, Minnesota 55344

MTS SYSTEMS CORPORATION 14000 Technology Drive Eden Prairie, Minnesota 55344	Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MTS SYSTEMS CORPORATION

The undersigned hereby appoints Sidney W. Emery, Jr. and John R. Houston (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of MTS Systems Corporation, held of record by the undersigned on November 29, 2004, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 25, 2005, or any adjournments or postponements thereof.

See Reverse Side

Dear Shareholder:

Please mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to MTS Systems Corporation, Attn: Corporate, 14000 Technology Drive, Eden Prairie, MN 55344.

\/   Please detach here    \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1. To elect seven	Nominees:	01	Dugald K. Campbell	05	Linda Hall Whitman	☐ Vote FOR all	☐ WITHHOLD
directors:		02	Jean-Lou Chameau	06	Brendan C. Hegarty	nominees listed	authority
		03	Merlin E. Dewing	07	Barb J. Samardzich	(except as marked	for all
		04	Sidney W. Emery, Jr.			as contrary below)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided.)

2. To ratify the appointment of KPMG LLP as independent certified public accountants for the Company.	☐ For ☐ Against ☐ Abstain

3. To adopt and approve the MTS Systems Corporation Executive Variable Compensation Plan.	☐ For ☐ Against ☐ Abstain

4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change?   Mark Box   ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should provide full name of corporation and title of authorized officer signing the proxy.